EXHIBIT 10.5

[*] indicates that a confidential portion of the text of this agreement has been omitted and filed separately with the Securities and Exchange Commission

                                    AMENDMENT
                                       TO
                             COLLABORATION AGREEMENT

                                 April 14, 1999


                  This Amendment is made and entered into as of the date first written above by and between Genentech, Inc., a Delaware corporation having its principal executive office at 1 DNA Way, South San Francisco, California 94080 ("Genentech"), and XOMA Ltd., a Bermuda company having its principal office at 2910 Seventh Street, Berkeley, California 94710 ("XOMA"), to amend that certain Collaboration Agreement, dated as of April 22, 1996 (the "Collaboration Agreement"), by and between Genentech and XOMA.

                  Genentech and XOMA agree to amend the Collaboration Agreement as follows:

                  1. To delete the fourth sentence of Section 5.1(b) in its entirely.

                  2. To delete from the last paragraph of Section 5.1(b) the words "within thirty (30) days after the successful completion of a Phase II Clinical Trial for one of the Initial Indications" and replace them with the words "by April 15, 1999".

                  3. To insert into the second sentence of Section 7.2 an open parenthesis after the words "set forth in Section 5.1(a)" and before the words "or Genentech selects", and a closed parenthesis followed by "or 5.1(b)" after the words "under Section 5.2(c)(2)" and before the comma and the words "Genentech will loan", and to add to the end of the sentence the clause "provided that the amount so loaned to XOMA pursuant to this sentence shall not exceed $[*] million in the aggregate without the prior approval of Genentech's Board of Directors, which approval Genentech management will seek in good faith upon the request of the Project Core Team", such that the sentence reads in its entirety as follows:

                  "In addition, if XOMA selects the option set forth in Section 5.1(a) (or Genentech selects such option for XOMA under Section 5.2(c)(2)) or 5.1(b), Genentech will loan XOMA the amount necessary to fund its development obligations under the Development Plan based on the annual budget in a similar fashion each year until the receipt of Regulatory Approval (unless Genentech earlier terminates this Agreement) under the terms and conditions of the Note Purchase Agreement, provided that the amount so loaned to XOMA pursuant to this sentence shall not exceed $[*] million in the aggregate without the prior approval of Genentech's Board of Directors, which approval Genentech management will seek in good faith upon the request of the Project Core Team."

                  4. To replace the notice provisions with respect to Genentech and XOMA in Section 18.8 in their entirety with the following:


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                                       -2-


                           "If to Genentech, addressed to:

                                    Genentech, Inc.
                                    1 DNA Way
                                    South San Francisco, CA 94080-4990
                                    Attention:  Corporate Secretary
                                    Telephone:   (650) 225-1000
                                    Facsimile:  (650) 952-9881

                           If to XOMA, addressed to:

                                    XOMA Ltd.
                                    2910 Seventh Street
                                    Berkeley, CA 94710
                                    Attention: Corporate Secretary
                                    Telephone:  (510) 644-1170
                                    Telecopy:  (510) 649-7571
                                    With a copy to: C.L. Dellio"

                  5. To replace all references to "XOMA Corporation" with references to "XOMA Ltd.", which is a Bermuda company that is the successor in interest to XOMA Corporation, a Delaware company.

                  6. To replace all references to "Series E Preferred Stock" with references to "Series B Preference Shares."

                  7. To replace all references to "Common Stock" with references to "Common Shares."

                  All other terms and conditions of the Agreement shall remain unchanged by this Amendment.

                  This Collaboration Agreement may be executed in two counterparts, each of which will be deemed an original, but both of which together will constitute one and the same instrument.

                            [signature page follows]


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                                       -3-


                  IN WITNESS WHEREOF, this Collaboration Agreement has been executed and delivered on the date first written above by duly authorized representatives of the parties hereto.


GENENTECH INC.                               XOMA LTD.
By: /s/ Louis J. Lavigne, Jr.                By: /s/ Christopher J. Margolin
    ----------------------------             -------------------------------
    Name:   Louis J. Lavigne, Jr.               Name:   Christopher J. Margolin
    Title:  Executive Vice President and        Title:  Vice President,
            Chief Financial Officer                     General Counsel
                                                        and Secretary